                                                                     Exhibit 5.1


                        [LETTERHEAD OF LATHAM & WATKINS]






                                  July 2, 1999


Women First HealthCare, Inc.
12220 El Camino Real, Suite 400
San Diego, CA 92130

                  Re:      Form S-8 Registration Statement
                           2,277,435 Shares of Common Stock

Ladies and Gentlemen:

                  In connection with the registration by Women First HealthCare, Inc., a Delaware corporation (the "Registrant"), of an aggregate of 2,277,435 shares of common stock, par value $0.001 per share (the "Shares"), of the Registrant to be issued pursuant to the Women First HealthCare, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan") and the Women First HealthCare, Inc. Incentive Stock Plan (the "Incentive Stock Plan," and together with the 1998 Plan, the "Plans") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 2, 1999 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

LATHAM & WATKINS

Women First HealthCare, Inc.
July 2, 1999
Page 2


                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                  Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of the Shares in accordance with the terms set forth in the Plans, the Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.


                                                  Very truly yours,


                                                  /s/ LATHAM & WATKINS